UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 30, 2007
Athersys, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-52108	20-4864095
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3201 Carnegie Avenue, Cleveland, Ohio	44115-2634

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (216) 431-9900
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On October 30, 2007, ABT Holding Company (“ABT Holding”) and Advanced Biotherapeutics, Inc., wholly-owned subsidiaries of Athersys, Inc. (the “Company”), entered into an amendment to the Loan and Security Agreement, and Supplement, dated as of November 2, 2004, by and among ABT Holding Company, Advanced Biotherapeutics, Inc. (“Advanced Biotherapeutics”), Venture Lending & Leasing IV, Inc., and Costella Kirsch IV, L.P., as previously amended on September 29, 2006 (the “Loan Agreement”). Pursuant to a guaranty agreement, the Company is a guarantor of its subsidiaries’ obligations under the Loan Agreement.
     Previously, the Loan Agreement provided that the lenders had the right to receive milestone payments of up to $2.25 million upon the occurrence of certain specified milestone events, including a firmly underwritten initial public offering of common stock of ABT Holding, which is no longer possible as a result of the reverse merger of the Company that occurred in June 2007. The amendment adds a milestone event triggering milestone payments upon the occurrence of any Company equity financing (each a “Cumulative Equity Financing Event”), which event may only occur after the Company has received $5.0 million in cumulative gross proceeds from the sale of shares of the Company’s equity securities. ABT Holding and Advanced Biotherapeutics are obligated to pay to each lender its pro rata share of an amount equal to 10% of the amount the Company receives from each such Cumulative Equity Financing Event that occurs. Each payment is payable in cash, except that ABT Holding may elect to pay 75% of the payment in shares of Company common stock at the per share offering price in the Cumulative Equity Financing Event. The amendment also provides that if any portion of the proceeds the Company receives in a Cumulative Equity Financing Event is intended by the investors and the Company to be used for a collaboration activity (as defined in the amendment), then such portion of the proceeds shall not be included in calculating the amount to which the lenders are entitled to receive. The lenders will be entitled to receive in the aggregate no more than $2.25 million in milestone payments.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On October 30, 2007, the Board of Directors of the Company approved amendments to the Company’s Bylaws to (a) enable the Company to participate in the Direct Registration System, and (b) reflect the change in the Company’s name from “BTHC VI, Inc.” to “Athersys, Inc.,” which was effected on August 31, 2007. The amendment, effective October 30, 2007, expanded the form of ownership of shares of stock from “certificated” to “certificated or uncertificated” in response to new rules issued by the NASDAQ Stock Market that require NASDAQ-listed companies to be eligible for a Direct Registration System. A Direct Registration System permits an investor’s ownership to be recorded and maintained on the books of the issuer or the transfer agent without the issuance of a physical stock certificate. The new rule does not require issuers to actually participate in a Direct Registration System or to eliminate physical stock certificates. However, listed securities must be “eligible” for such a program. A copy of the Bylaws, as amended, is filed as Exhibit 3.1 to this Current Report on Form 8-K.

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Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Exhibit Description

3.1	Bylaws, as amended on October 30, 2007

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 31, 2007

ATHERSYS, INC.
By:	/s/ Laura K. Campbell
	Name:	Laura K. Campbell
	Title:	Vice President of Finance

EXHIBIT INDEX

Exhibit No.	Exhibit Description

3.1	Bylaws, as amended on October 30, 2007